UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2017

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2017, the Board of Directors elected a new member, Mr. James H. Scholefield, Executive Vice President and Global Chief Information Officer of NIKE, Inc. The Board has not yet determined the committee(s) to which Mr. Scholefield will be named.

In connection with his appointment as a director, Mr. Scholefield will participate in the Company’s Restricted Stock Unit Plan for Non-Employee Directors. A description of that Plan can be found in the Company’s Proxy Statement filed March 8, 2017, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 20, 2017, the Board of Directors of the Registrant approved amendments to the Company's Bylaws to change the name of the compensation committee from "Compensation and Organization Committee" to "Compensation and Talent Development Committee."

The above summary is qualified in its entirety by reference to the full text of the amended provisions, which are contained in the Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws dated October 20, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

October 24, 2017	By:	/s/ Janet M. Link

Name: Janet M. Link
Title: Senior Vice President, General Counsel and Secretary

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